Exhibit 21.1
EMBECTA CORP.
LIST OF SUBSIDIARIES
Name                             Jurisdiction of Incorporation

embecta Arabia Limited Co.	Saudi Arabia
embecta Argentina S.R.L.	Argentina
embecta Australia Pty Ltd	Australia (Victoria)
embecta Austria GmbH	Austria
embecta Belgium BV	Belgium
embecta Brasil Ltda.	Brazil
Embecta Canada Co.	Canada
embecta Chile SpA	Chile
embecta Colombia S.A.S.	Colombia
embecta Croatia Ltd.	Croatia
embecta Denmark ApS	Denmark
embecta Finland Oy	Finland
embecta France	France (Paris)
embecta G.K.	Japan (Tokyo)
embecta GmbH	Germany (Heidelberg)
embecta Hong Kong Limited	Hong Kong
embecta India Private Limited	India
embecta International Holdings I LLC	USA (Delaware)
embecta International Holdings II LLC	USA (Delaware)
embecta Israel Ltd.	Israel
embecta Italy S.r.l.	Italy
embecta Kenya LTD.	Kenya
embecta Korea Ltd.	Korea
embecta Luxembourg II S.à r.l.	Luxembourg
embecta Malaysia Sdn. Bhd.	Malaysia
embecta Medical Devices (Shanghai) Co., Ltd.	China (Shanghai)
embecta Medical Devices (Shanghai) Co., Ltd. Beijing Branch	China (Beijing)
embecta Medical Devices (Shanghai) Co., Ltd. Pudong Branch	China (Pudong)
embecta Medical Devices (Suzhou) Co., Ltd.	China
embecta Medical I LLC	USA (Delaware)
embecta Medical II LLC	USA (Delaware)
embecta Medical Spain, S.L.	Spain
embecta Mexico, S. de R.L. de C.V.	Mexico
embecta Netherlands B.V.	Netherlands (Amsterdam)
embecta Netherlands B.V. - Belgian Branch	Belgium
embecta Netherlands B.V. – Representative Office	United Arab Emirates

Exhibit 21.1

embecta New Zealand Limited	New Zealand
embecta Norway AS	Norway
embecta Penel Irish Branch	Ireland
embecta Penel Limited	Cayman Islands
embecta Peru S.R.L.	Peru
embecta Philippines Inc.	Philippines
embecta Poland sp. z o.o.	Poland
embecta Portugal, Unipessoal Lda	Portugal
embecta Rus Limited Liability Company	Russia
embecta Singapore Pte. Ltd.	Singapore
embecta Singapore Pte. Ltd., Indonesia Rep Office	Indonesia
embecta Singapore Pte. Ltd. Taiwan Branch	Taiwan
embecta South Africa Proprietary Limited	South Africa
embecta Sweden AB	Sweden
embecta Switzerland Holdings Sàrl	Switzerland (Vaud)
embecta Switzerland Sàrl	Switzerland (Vaud)
embecta (Thailand) Ltd.	Thailand
embecta Turkey Medikal Ürün ve Cihazlar İthalat İhracat Satış Pazarlama ve Dağıtım Limited Şirketi	Turkey
embecta U.K. Irish Branch	Ireland
embecta U.K. Limited	United Kingdom
embecta Uruguay SRL	Uruguay
embecta US Holdings I LLC	USA (Delaware)
embecta Vietnam Co., Ltd.	Vietnam